As filed with the Securities and Exchange Commission on November 13, 2009
Registration Nos. 333-105515
333-115943
333-125661
333-152984

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENTS
UNDER THE SECURITIES ACT OF 1933

CENTRAL FEDERAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	34-1877137
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
2923 SMITH ROAD
FAIRLAWN, OHIO 44333
(Address, including zip code, of Registrant’s Principal Executive Offices)

THIRD AMENDED AND RESTATED CENTRAL FEDERAL CORPORATION
2003 EQUITY COMPENSATION PLAN
(Full title of the Plan)

ELOISE L. MACKUS
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
CENTRAL FEDERAL CORPORATION
2923 SMITH ROAD
FAIRLAWN, OHIO 44333
(Name and address of agent for service)
330.666.7979
(Telephone number, including area code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 is filed in order to deregister certain securities issuable under the Registrant’s Third Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan (the “2003 Plan”), which were originally registered by the Registrant on Registration Statements on Form S-8 (File Nos. 333-1055115, 333-115943, 333-125661, and 333-152984, collectively, the “Prior Registration Statements”). The Prior Registration Statements were filed with the Securities and Exchange Commission and became effective on May 23, 2003, May 27, 2004, June 9, 2005 and August 13, 2008, respectively. Pursuant to the Prior Registration Statements, 500,000 shares of the Registrant’s common stock were registered for issuance under the 2003 Plan.
     At the Registrant’s Annual Meeting of Stockholders held on May 21, 2009, the Registrant’s stockholders approved the Central Federal Corporation 2009 Equity Compensation Plan (the “2009 Plan”). The 2009 Plan provides, among other things, that shares that were available for grant under the 2003 Plan on the effective date of the 2009 Plan and shares subject to outstanding awards under the 2003 Plan that later expire unexercised or are forfeited or settled for cash shall become available for issuance under the 2009 Plan. As of the date of this filing there were 89,588 shares that were available for grant and not subject to outstanding awards under the 2003 Plan, and thus that are now available for issuance under the 2009 Plan (the “Unused 2003 Plan Shares”).
     The Registrant is concurrently filing a separate registration statement on Form S-8 to register the Unused 2003 Plan Shares for issuance under the 2009 Plan and to register 1,000,000 additional shares of common stock for issuance under the 2009 Plan. This Post-Effective Amendment No. 1 is hereby filed to reflect that, following the date hereof, the Unused 2003 Plan Shares may not be issued under the 2003 Plan and to deregister the Unused 2003 Plan Shares under the Prior Registration Statements.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairlawn, State of Ohio, on November 13, 2009.

CENTRAL FEDERAL CORPORATION
By:	/s/ Eloise L. Mackus
Eloise L. Mackus, Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE

*	Chairman, President and Chief Executive Officer of the
Mark S. Allio	Company (principal executive officer)

*	Treasurer and Chief Financial Officer of the Company
Therese Ann Liutkus	(principal financial officer and principal accounting officer)

*	Director
Jeffrey W. Aldrich

*	Director
Thomas P. Ash

*	Director
William R. Downing

*	Director
Gerry W. Grace

*	Director
Jerry F. Whitmer

*	This Registration Statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to powers of attorney previously filed with the Securities and Exchange Commission.

By:	/s/ Eloise L. Mackus
Eloise L. Mackus
Attorney-in-fact
November 13, 2009